EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our reports and to all references to our Firm included in or made a part of this registration statement.





                                             /s/ ARTHUR ANDERSEN LLP
                                             ARTHUR ANDERSEN LLP
Fort Worth, Texas
November 14, 1995